Exhibit 99.2

CONDITIONAL NOTICE OF FULL REDEMPTION

TO THE HOLDERS OF
ALL OF THE OUTSTANDING

7.50% SENIOR UNSECURED NOTES DUE 2025
OF
EVERI PAYMENTS INC.
CUSIP Nos. 30034V AB4, U29941 AA6 and 30034V AC2
Notice is hereby given in accordance with Sections 3.03 and 3.07(a) of that certain Indenture, dated as of December 5, 2017 (the “Base Indenture”), as supplemented by that certain Supplemental Indenture, dated as of December 13, 2019 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and among Everi Payments Inc., a Delaware corporation (the “Company”), the guarantors party thereto and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”), that the Company hereby conditionally calls for redemption (the “Full Redemption”) on July 21, 2021 or such a later date on which the Condition (as defined below) has been satisfied or waived (the “Redemption Date”) all of the Company’s outstanding 7.50% Senior Unsecured Notes due 2025 (the “Notes”) at the redemption price of 103.750% of the principal amount thereof, plus accrued and unpaid interest on the Notes to, but not including, the Redemption Date (the “Redemption Price”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Indenture.
Prior to or on the Redemption Date, the Company shall deposit with the Paying Agent funds sufficient to pay the Redemption Price of all Notes to be redeemed. Interest accrued to the Redemption Date will be paid as specified in this notice, and from and after the Redemption Date, interest will cease to accrue on the Notes unless the Company defaults in paying the Redemption Price to the Paying Agent.
The Full Redemption, and payment of the Redemption Price to the holders of the Notes on the Redemption Date, is subject to and conditioned upon (the “Condition”):
•The Company having cash on hand and/or net proceeds of new third-party debt financing in an aggregate amount equal to at least the Redemption Price.
The Redemption Date is expected to be July 21, 2021 or, if the Condition is not satisfied or waived on or prior to July 21, 2021, such later date (but not later than August 20, 2021) when the Condition is satisfied or waived.

Notice of failure to satisfy the Condition shall be given by the Company to the holders of the Notes pursuant to the Applicable Procedures of DTC. If the Condition is not satisfied or waived, this conditional notice shall be null and void and of no force and effect, and said Notes shall remain outstanding as though this notice had not been given.

Notes hereby called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued and unpaid interest, at the office of the following Paying Agent of the Company:

First Class /Registered/Certified
DB Services Americas, Inc. 5022 Gate Parkway Suite 200
MS JCK01-0218
Jacksonville, FL 32256
Express Delivery Only
DB Services Americas, Inc.
5022 Gate Parkway
Suite 200
MS JCK01-0218
Jacksonville, FL 32256

By Hand Only
DB Services Americas,
Inc.
5022 Gate Parkway
Suite 200
MS JCK01-0218 Jacksonville, FL 32256

IMPORTANT TAX INFORMATION
Under Federal income tax law, the Paying Agent may be required to withhold 24% of payments to holders presenting their Notes for redemption or for payment at maturity if such holders have failed to furnish a taxpayer identification number and certain other information to the Paying Agent, and certified that such information is correct under penalties of perjury, on an Internal Revenue Service Form W-9, or, alternatively, established another basis for exemption from backup withholding. Non-U.S. holders generally can establish such an exemption from backup withholding by providing an appropriate Internal Revenue Service Form W-8 certifying such non-U.S. holder’s non-U.S. status. Paying agents may also be required to withhold 30% of payments to non-U.S. holders with respect to accrued interest unless (A) such non-U.S. holder provides an appropriate Internal Revenue Service Form W-8 certifying such non-U.S. holder’s non-U.S. status and (B) such non-U.S. holder (i) does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote and (ii) is not a controlled foreign corporation that is related to the Company (within the meaning of the Internal Revenue Code of 1986, as amended).

________________________________
* Neither Everi Payments Inc. nor Deutsche Bank Trust Company Americas nor its counsel shall be responsible for the accuracy of the CUSIP numbers, either as printed on the Notes or as set forth in this Notice of Redemption. The CUSIP numbers set forth above are included solely for the convenience of the holders of the Notes.
EVERI PAYMENTS INC.

Dated: June 21, 2021